Exhibit 99.1

2929 Seventh Street, Suite 100 Berkeley, CA 94710
Contact:
Dynavax Technologies Corporation
Jane M. Green, PhD
Vice President, Corporate Communications
Phone (510) 665-4630
Email: jgreen@dvax.com
DYNAVAX TO ADVANCE CANCER, HEPATITIS B
AND HEPATITIS C THERAPY PROGRAMS WITH $50 MILLION FUNDING
Collaborative Financing from Symphony Capital Partners, LP Designed to
Advance Next-Generation TLR-Agonist Pipeline
Berkeley, CA — April 19, 2006 — Dynavax Technologies Corporation (NASDAQ:DVAX) announced an agreement with Symphony Capital Partners, LP and its co-investors to provide $50 million of committed capital to advance Dynavax’s ISS-based cancer, hepatitis B and hepatitis C therapeutic programs through clinical development.
Under the terms of the agreement, Symphony Capital, a private equity fund, has established Symphony Dynamo, Inc., which will be capitalized initially with $20 million and an additional $30 million within one year following closing to fund Dynavax’s identified development programs in cancer and hepatitis therapeutics. Dynavax has granted a license to the intellectual property for the ISS compounds selected for the Symphony Dynamo programs. Through a purchase option, Dynavax retains the exclusive right, but not the obligation, to acquire certain of the programs at specified points in time, or the entire set of funded programs at specified prices during the term of the development period. The term of the agreement is up to five years. The implementation of the development plans will be led by Dynavax with support from RRD International, LLC, Symphony Capital’s clinical development partner, to provide additional clinical development and regulatory capabilities for the advancement of Dynavax’s cancer, hepatitis B and hepatitis C therapeutic programs.

“We believe that this collaborative financing arrangement is timely and opportune, and fulfills key strategic goals for our company. It will enable us to continue to focus critical resources on advancing our lead programs in ragweed allergy and hepatitis B vaccines and provide additional minimally dilutive funding for investment in our early-stage, second-generation programs. This approach should allow us to build additional value in our pipeline and expand our partnering opportunities, all in a risk-reduced manner,” said Dino Dina, MD, president and chief executive officer.
Continued Dr. Dina: “We can now invest more robustly in our cancer and hepatitis therapeutics pipeline, optimize the potential of our second-generation ISS-based technology, and accelerate creation of a new set of partnering assets. With TOLAMBA and HEPLISAV having achieved proof-of-concept and advancing through late-stage clinical trials and potentially toward registration, we believe now is the right time to invest in our cancer, hepatitis B and hepatitis C therapeutic programs. This financing strategy is consistent with our overall corporate strategy to have a steady stream of product opportunities moving into and through the clinic, to advance next-generation programs that represent attractive therapeutic and commercial opportunities, and to generate a meaningful return on investment for our shareholders.”
Financial Terms
Funds from the arrangement will be dedicated to Dynavax’s cancer product candidate, currently in a Phase 2 trial in Non-Hodgkin’s lymphoma and anticipated to advance into clinical trials in solid tumors in 2006, and its hepatitis B and C therapeutic product candidates, which are anticipated to enter the clinic in 2007.
Symphony Dynamo will be capitalized initially with $20 million and an additional $30 million within one year following closing. Dynavax will issue to Symphony Dynamo investors warrants to purchase two million shares of Dynavax common stock at $7.32 per share, representing a 25% premium over the recent 60-day trading range average of $5.86 per share. The term of the warrants is five years and the exercise price is subject to reduction to $5.86 per share under certain circumstances.
Dynavax will have an exclusive option, exercisable at its sole discretion, to acquire all of the programs through the purchase of all of the equity in Symphony Dynamo, exercisable at any time beginning one year after the closing date of the transaction and ending either five years after the closing date or at a time when the funding balance remaining in Symphony Dynamo reaches a certain minimum level. The purchase price is based on a compounded annual rate of return of 27% calculated as of the time of exercise. The purchase option exercise price is payable in cash or a combination of cash and shares of Dynavax common stock, at Dynavax’s sole discretion. Dynavax also has an option to purchase either the hepatitis B or hepatitis C program during the first year of the agreement.
Dynavax plans to consolidate the results of operations of Symphony Dynamo into its financial statements in the second quarter of 2006. To the extent that Dynavax contributes existing internal resources to the Symphony Dynamo programs as planned, the company currently estimates that the transaction may have a positive impact on both Dynavax’s use of cash and the timing of future capital requirements.
Symphony Dynamo will be governed by a board of directors, comprised of one Dynavax representative, Dino Dina, MD, two representatives from Symphony Capital Partners, Harri Taranto and Mark Kessel, and two independent directors, one of whom is Ann Arvin, MD, the Lucile Salter Packard Professor of Pediatrics, Associate Dean of Research, Professor of Microbiology & Immunology and Chief of Pediatric Infectious Diseases at Stanford University School of Medicine.
JMP Securities LLC served as advisor to Dynavax in this transaction.
Conference Call Today
Dynavax will hold a conference call to discuss the Symphony Dynamo transaction today at 4:30 pm Eastern /1:30 pm Pacific. To access the live call, please dial 866.543.6403 (US) or 617.213.8896 (international), passcode 90694187. Interested parties may listen to the webcast live at http://www.dynavax.com by clicking on the “Events” tab under the heading, “Investors.” The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents, at http://www.streetevents.com. A telephonic replay will be available through April 24, 2006 by dialing 888.286.8010, access code 67463566. International callers can dial 617.801.6888, access code 67463566.
About Symphony Capital Partners, LP
Symphony Capital is a New York-based private equity firm that invests in development stage biopharmaceutical programs. Symphony has the most experienced team for project-specific financings and has $315 million in private equity capital dedicated to invest exclusively in the type of collaboration undertaken with Dynavax. Symphony Capital Partners is the lead investor in Symphony Dynamo. Additional information about Symphony is available at www.symphonycapital.com.

About RRD International, LLC
RRD International, LLC (RRD) is an innovative product development company dedicated to supporting the global regulatory, preclinical and clinical needs of biotechnology, pharmaceutical and medical device companies. RRD provides comprehensive strategic planning and operational support from program inception to product approval including the design, management and execution of clinical trials. RRD’s team of highly experienced drug and device developers has a substantial record of favorable FDA interactions and outcomes. Through its customized and flexible business approach, RRD offers a unique risk-sharing model, enabling its goals and interests to be aligned with a partner company’s success. Additional information about RRD is available at www.rrdintl.com.
About Dynavax
Dynavax Technologies Corporation discovers, develops, and intends to commercialize innovative products to treat and prevent allergies, infectious diseases, and chronic inflammatory diseases using versatile, proprietary approaches that alter immune system responses in highly specific ways. Our clinical development programs are based on immunostimulatory sequences, or ISS, which are short DNA sequences that enhance the ability of the immune system to fight disease and control chronic inflammation. Dynavax’s pipeline includes: TOLAMBA™, a ragweed allergy immunotherapeutic, that has completed a large-scale Phase 2/3 clinical trial, and is in a supportive clinical trial in ragweed allergic children; HEPLISAV™, a hepatitis B vaccine that is currently in a pivotal Phase 3 clinical trial; a cancer therapy currently in a Phase 2 clinical trial; and an asthma immunotherapeutic that has shown preliminary safety and pharmacologic activity in a Phase 2a clinical trial.
Dynavax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements, including without limitation all statements regarding the agreement with Symphony Capital Partners, LP and its investors to provide $50 million of committed capital to advance Dynavax’s ISS-based cancer, hepatitis B and hepatitis C therapeutic programs through clinical development; expectations that this agreement will build value in Dynavax’s pipeline, accelerate the advancement of promising, early-stage development programs, will be minimally dilutive, reduce risk and provide a return on investment to shareholders; statements related to plans to advance its clinical programs in ragweed allergy, hepatitis B, hepatitis C and cancer and the commercial opportunities for those programs. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” ”slated,” “goal” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Dynavax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Dynavax’s business including, without limitation, risks relating to: plans to advance its cancer, hepatitis B and hepatitis C programs into clinical development and the therapeutic and commercial potential of these programs; and other risks detailed in the “Risk Factors” section of Dynavax’s Annual Report on Form 10-K filed on March 16, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Dynavax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.